UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2006

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

Effective July 12, 2006, Gaming Partners International Corporation (the “Company”) dismissed Deloitte & Touche LLP (“D&T”) as its independent registered public accounting firm. The Audit Committee of the Company’s Board of Directors approved of the change in auditors.

D&T’s reports on the Company’s consolidated financial statements for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company’s consolidated financial statements for the years ended December 31, 2005 and 2004 and the subsequent interim period through the date of this termination, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused them to make reference thereto in connection with their reports on the financial statements for such years.

During the years ended December 31, 2005 and 2004 and through July 12, 2006, there were no reportable events as described in Regulation S-K Item 304(a)(1)(v), except as follows: In connection with the performance of its audit of the Company's financial statements for the year ended December 31, 2005, D&T reported to management and the Audit Committee a material weakness in internal control regarding the design and operating effectiveness of controls over share-based payment accounting.  Specifically, D&T reported that the controls in place were not adequate to insure that the proper accounting treatment was used for stock options granted to the Company's Chief Executive Officer which contained vesting provisions conditioned on the Company attaining a specific performance target.  The Audit Committee discussed the subject matter of this material weakness with D&T. The Company has authorized D&T to respond to the inquiries of Moss Adams, LLP concerning any reported deficiencies.

The Company has provided D&T with a copy of this report prior to its filing with the Securities and Exchange Commission, and requested that D&T furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this item and, if not, stating the respects in which it does not agree. A copy of the letter, dated July 18, 2006, furnished by D&T in response to that request is filed as Exhibit 16.1 to this report.

On July 13, 2006, the Company retained Moss Adams LLP as its new independent registered public accounting firm. The Audit Committee approved the selection of Moss Adams LLP as a better fit for the Company’s size and structure. The Company had not previously consulted with Moss Adams regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits

16.1     Letter dated July 18, 2006 from Deloitte & Touche LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation

Date: July 18, 2006
	By:	/s/ Melody Sullivan
Melody Sullivan
Chief Financial Officer